EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002


In connection with the annual report on Form 10-KSB of PCS Research Technology, Inc. (the "Company") for the year ended December 31, 2003 (the " Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Principal Accounting Officer of the Company, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         1.       The Report fully complies with the requirements of Section 13
                  (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 30, 2004                    By: /s/ BRIAN M. OVERSTREET
                                             -----------------------------------
                                             Name:  Brian M. Overstreet
                                             Title: Chief Executive Officer and
                                                    Principal Accounting Officer